SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     May 31, 2007

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413

(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 31, 2007, Pharmos Corporation’s counsel entered into an agreement with plaintiffs’ legal counsel to settle several class action lawsuits commenced starting in January 2005 and currently pending in the U.S. District Court for the District of New Jersey. The lawsuits relate to statements purportedly made by Pharmos and its officers regarding the effectiveness of dexanabinol in treating Traumatic Brain Injury.

The settlement, which is covered in its entirety by Pharmos’ insurance, has been reached with no admission of liability by any party and has been entered into to avoid costly and time consuming litigation by all parties. The parties agreed to seek the required court approvals of the settlement and filed the settlement documents with the Court on June 4, 2007. The settlement is subject to court approval. There is no assurance that the settlement will be approved by the Court.

As previously disclosed, Pharmos recently separately settled two derivative actions against its directors and certain current and former officers. The costs of such settlements also were covered by Pharmos’ insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of June, 2007.

PHARMOS CORPORATION

By:	/s/ S. Colin Neill

Name:  S. Colin Neill

Title:  Senior Vice President and Chief Financial Officer